Exhibit 32.1
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                    SECTION 906 CERTIFICATION OF CEO AND CFO

         In connection with the Annual Report of Million Dollar Saloon, Inc. (the "Company") on Form 10-KSB for the period ending December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Nick Mehmeti, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, adopted as pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



                                                           /s/ Nick Mehmeti
                                                     ---------------------------
                                                     Nick Mehmeti
                                                     Chief Executive Officer
                                                     and Chief Financial Officer
                                                     April 13, 2004


A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting, the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Million Dollar Saloon, Inc. and will be retained by Million Dollar Saloon, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.